                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                      Network Access Solutions Corporation
                   ----------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                                            54-1738938
   ------------                                         ------------
(State of incorporation or organization)              (I.R.S. Employer
                                                       Identification No.)


100 Carpenter Drive Sterling, Virginia                      20164
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(Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of pursuant to the Exchange Act and is effective pursuant to General Instruction A.(c), following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective check the following General Instruction A.(d), check the box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered

           None                                            None
           ----                                            ----

Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $.001 Par Value
                         -----------------------------
                                  (Title of class)
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Item 1:     Description of Registrant's Securities to be Registered


     The description of the Common Stock of the Registrant, par value $.001 per share, registered hereby is incorporated by reference to the description of the Registrant's Capital Stock set forth under the heading "Description of Our Capital Stock" in the Company's Registration Statement on Form S-1 (SEC File No. 333-74679), as filed with the Securities and Exchange Commission on March 19, 1999, any amendments to such Registration Statement filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.



Item 2:     Exhibits

  The following exhibits are filed as part of this Registration Statement:

     3.1 *  Amended and Restated Certificate of Incorporation of the Registrant.
     3.2 *  Amended and Restated By-Laws of the Registrant.
     4.1 * Specimen stock certificate for shares of Common Stock of the Registrant.

    10.21* Investor Rights Agreement dated August 6, 1998, by and between the Registrant, Spectrum Equity Investors II, L.P., SEA 1998 II, L.P., FBR Technology Venture Partners L.P. and W2 Venture Partners, LLC, as amended.


     * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-74679).

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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                NETWORK ACCESS SOLUTIONS CORPORATION


Date: May 3, 1999               By: /s/ Jonathan P. Aust
                                    --------------------------------------
                                    Jonathan P. Aust
                                    President and Chief Executive Officer

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                                 Exhibit Index

Exhibit No.  Description
-----------  -----------

 3.1 *        Amended and Restated Certificate of Incorporation of the
              Registrant.
 3.2 *        Amended and Restated By-Laws of the Registrant.
 4.1 *        Specimen stock certificate for shares of Common Stock of the
              Registrant.
10.21 *       Investor Rights Agreement dated August 6, 1998, by and between the
              Registrant, Spectrum Equity Investors II, L.P., SEA 1998 II, L.P.,
              FBR Technology Venture Partners L.P. and W2 Venture Partners, LLC, as amended.


    * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-74679).

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